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                                                                   EXHIBIT 11.01

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                               NASHUA CORPORATION

         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

(In thousands, except per share data)

                                                          Year Ended December 31,
                                                  -----------------------------------------
                                                    1995            1994             1993
                                                  --------         -------         --------
Income (loss) from continuing operations          $(15,470)        $ 2,210         $    250
                                                  --------         -------         --------
Income (loss) from discontinued operations             739             (63)         (19,419)
                                                  --------         -------         --------

Net income (loss)                                 $(14,731)        $ 2,147         $(19,169)
                                                  --------         -------         --------

Shares:

  Weighted average common shares
    outstanding during the period                    6,374           6,343            6,312

  Common equivalent shares                            --                17               31
                                                  --------         -------         --------

                                                     6,374           6,360            6,343
                                                  ========         =======         ========
Earnings (loss) per common share(1):

Income (loss) from continuing operations          $  (2.43)        $   .35         $    .04
                                                  --------         -------         --------
Income (loss) from discontinued operations             .12            (.01)           (3.06)
                                                  --------         -------         --------

Net income (loss)                                 $  (2.31)        $   .34         $  (3.02)
                                                  ========         =======         ========

(1) The computation of earnings (loss) per common share on a fully diluted basis results in no change to the earnings per common share amounts indicated above.
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